Towerstream Reports Fourth Quarter and Year End 2011 Results

MIDDLETOWN, R.I., March 14, 2012 – Towerstream Corporation (NASDAQ: TWER), a leading 4G and Wi-Fi/ Small Cell Network Services provider, announced results for the fourth quarter and year ended December 31, 2011.

Fourth Quarter and Annual Operating Highlights

  Revenues increased 6% to $7.2 million during the fourth quarter 2011 compared to the third quarter 2011 and increased 32% compared to the fourth quarter 2010
  Revenue increased 35% to $26.5 million for the year ended December 31, 2011 compared to $19.6 million for the year ended December 31, 2010
  Adjusted EBITDA profitability, excluding non-recurring expenses and costs associated with the Wi-Fi network investment, increased to $1.3 million during the fourth quarter 2011 compared to $1.1 million for the third quarter 2011 and $0.7 million for the fourth quarter 2010
  Adjusted EBITDA profitability, excluding non-recurring expenses and costs associated with the Wi-Fi network investment, increased to $4.2 million for the year ended December 31, 2011, compared to $1.3 million for the year ended December 31, 2010
  Customer churn was at 1.43% for the fourth quarter 2011 compared to 1.27% for the third quarter 2011 and 1.36% for the fourth quarter 2010
  Wi-Fi network agreements commenced with Skype and Boingo Wireless during the fourth quarter 2011
  Acquisition of Color Broadband, based in Los Angeles, closed in December 2011, the largest acquisition completed to date
  Average Revenue per User (ARPU) increased 4% from $682 as of December 31, 2010 to $710 as of December 31, 2011

Management Comments

"The continued explosion in mobile data traffic and an increasing focus on small cell architecture are creating exciting opportunities for Towerstream,” noted Jeff Thompson, Chief Executive Officer.  “We believe that our rooftop assets on more than 4,000 buildings across 12 major markets in the country will be extremely valuable as mobile operators, tower companies, and other telecom providers search for innovative solutions to the spectrum crisis and the relentless need for more capacity."

“Our acquisition program was very successful in 2011 as evidenced by more than $2.2 million in gains recognized during the year,” stated Joseph Hernon, Chief Financial Officer. “2011 revenue increased 35% as compared to 2010 and adjusted EBITDA profitability from our core services increased from $1.3 million in 2010 to $4.2 million in 2011.”

Selected Financial Data and Key Operating Metrics

(All dollars are in thousands except ARPU)

	(Unaudited)
	Three months ended
	12/31/2011	9/30/2011	12/31/2010
Selected Financial Data
Revenues	$7,185	$6,776	$5,452
Gross margin	64%	67%	75%
Adjusted gross margin excluding Wi-Fi network expenses	72%	73%	75%
Depreciation and amortization	2,651	2,299	1,658
Core operating expenses (1)(2)	5,109	4,875	3,842
Operating loss (1)	(3,164)	(2,629)	(1,403)
Gain on business acquisition	1,186	-	-
Net loss (1)	(2,080)	(2,620)	(1,378)
Adjusted EBITDA (2)	(63)	96	374
Non-recurring expenses	200	112	332
Wi-Fi network expenses	1,181	880	-
Adjusted EBITDA excluding non-recurring and Wi-Fi network expenses(2)	1,318	1,088	706
Capital expenditures
Wireless broadband	$3,052	$2,627	$1,400
Wi-Fi network	1,071	1,663	57

Key Operating Metrics
Churn rate (2)	1.43%	1.27%	1.36%
ARPU (2)	$710	$709	$682
ARPU of new customers (2)	612	625	661

	Years ended
	12/31/2011	12/31/2010
Selected Financial Data
Revenues	$26,495	$19,646
Gross margin	69%	75%
Adjusted gross margin excluding Wi-Fi network expenses	73%	75%
Depreciation and amortization	9,138	5,770
Core operating expenses (1)(2)	18,349	15,036
Operating loss (1)	(9,164)	(6,048)
Gain on business acquisition	2,232	356
Net loss (1)	(7,025)	(5,603)
Adjusted EBITDA (2)	1,161	568
Non-recurring expenses	496	759
Wi-Fi network expenses	2,587	-
Adjusted EBITDA excluding non-recurring and Wi-Fi network expenses(2)	4,244	1,327
Capital expenditures
Wireless broadband	$9,287	$4,787
Wi-Fi network	5,650	873

Key Operating Metrics
Churn rate (2)	1.45%	1.35%
ARPU (2)	$710	$682
ARPU of new customers (2)	599	561

(1) Includes stock-based compensation of $419, $415 and $94, and $1,081 and $772, respectively.

(2) See Non-GAAP Measures below for a definition and reconciliation of Adjusted EBITDA, and definitions of Core Operating Expenses, Churn, ARPU and ARPU of new customers.

Operating Outlook and Guidance

  Revenues for the first quarter 2012 are expected to range between $7.6 million to $7.7 million.

  Adjusted EBITDA profitability is expected to range between $1.2 million to $1.4 million.

Non-GAAP Measures

The terms “Adjusted EBITDA,” “Churn,” “Churn rate,” ”ARPU,” and “Market Cash Flow” are measurements used by Towerstream to monitor business performance and are not recognized measures under generally accepted accounting principles (“GAAP”). Accordingly, investors are cautioned in using or relying upon these measures as alternatives to recognized GAAP measures. Our methods of calculating these measures may differ from other issuers and, accordingly, may not be comparable to similar measures presented by other issuers.

We focus on Adjusted EBITDA as a principal indicator of the operating performance of our business. EBITDA represents net income (loss) before interest, income taxes, depreciation and amortization. We define Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, other non-operating income or expenses as well as gain or loss on (i) disposal of property and equipment, (ii) nonmonetary transactions, and (iii) business acquisitions. Adjusted Market EBITDA also excludes corporate overhead expenses and other centralized costs. We believe that Adjusted Market EBITDA trends are insightful indicators of our markets’ relative performance, and whether our markets are able to produce sufficient market cash flow to fund working capital and capital expenditure needs.

The term “Core Operating Expenses” includes customer support services, sales and marketing, and general and administrative expenses, and excludes cost of revenues, depreciation and amortization.

The terms “Churn” and “Churn rate” refer to the percentage of revenue lost on a monthly basis from customers disconnecting from our network or reducing the amount of their bandwidth. The term “ARPU” refers to the monthly average revenue per user, or customer, being generated from those customers under contract at the end of each indicated period. We calculate ARPU by dividing our monthly recurring revenue (“MRR”) at the end of a period by the number of customers generating that MRR. ARPU of new customers is calculated in the same manner but only includes new customers who entered into contracts during the indicated period. Market Cash Flow represents the amount of cash generated in a market after deducting a market’s direct operating expenses from that market’s revenues. Market Cash Flow does not include (i) centralized costs which support all markets collectively or (ii) any network related capital expenditures incurred in a market.

The Non-GAAP measure, Adjusted EBITDA, excluding non-recurring expenses and Wi-Fi network expenses, has been reconciled to Net loss as follows:

(All dollars are in thousands)

	Three months ended
	12/31/2011	9/30/2011	12/31/2010
Reconciliation of Non-GAAP to GAAP:
Adjusted EBITDA, excluding non-recurring expenses and Wi-Fi network expenses	$1,318	$1,088	$706
Depreciation and amortization	(2,651)	(2,299)	(1,658)
Non-recurring expenses, primarily acquisition-related	(200)	(112)	(332)
Wi-Fi network expenses	(1,181)	(880)	-
Stock-based compensation	(419)	(415)	(94)
Loss on property and equipment	(16)	(1)	(25)
Loss on nonmonetary transactions	(15)	(10)	-
Interest expense	(8)	(9)	(1)
Gain on business acquisition	1,186	-	-
Other income (expense), net	(1)	(4)	23
Interest income	25	22	3
Provision for income taxes	(118)	-	-
Net loss	$(2,080)	$(2,620)	$(1,378)

	Years ended
	12/31/2011	12/31/2010
Reconciliation of Non-GAAP to GAAP:
Adjusted EBITDA, excluding non-recurring expenses and Wi-Fi network expenses	$4,244	$1,327
Depreciation and amortization	(9,138)	(5,770)
Non-recurring expenses, primarily acquisition-related	(496)	(759)
Wi-Fi network expenses	(2,587)	-
Stock-based compensation	(1,081)	(772)
Loss on property and equipment	(65)	(74)
Loss on nonmonetary transactions	(41)	-
Interest expense	(22)	(1)
Gain on business acquisition	2,232	356
Other income (expense), net	(10)	86
Interest income	57	4
Provision for income taxes	(118)	-
Net loss	$(7,025)	$(5,603)

Summary Condensed Consolidated Financial Statements

(All dollars are in thousands except per share amounts)

Statement of Operations	(Unaudited)		(Audited)
	Three months ended December 31,		Years ended December 31,
	2011	2010	2011 2010

Revenues	$7,185	$5,452	$26,495	$19,646

Operating Expenses
Cost of revenues (exclusive of depreciation)	2,589	1,355	8,172	4,888
Depreciation and amortization	2,651	1,658	9,138	5,770
Customer support services	976	663	3,350	2,550
Sales and marketing	1,259	1,255	5,328	5,088
General and administrative	2,874	1,924	9,671	7,398
Total Operating Expenses	10,349	6,855	35,659	25,694
Operating Loss	(3,164)	(1,403)	(9,164)	(6,048)
Other Income (Expense)
Gain on business acquisition	1,186	-	2,232	356
Interest income	25	3	57	4
Interest expense	(8)	(1)	(22)	(1)
Other income (expense), net	(1)	23	(10)	86
Total Other Income (Expense)	1,202	25	2,257	445
Loss before income taxes	(1,962)	(1,378)	(6,907)	(5,603)
Provision for income taxes	(118)	-	(118)	-
Net Loss	$(2,080)	$(1,378)	$(7,025)	$(5,603)

Net loss per common share	$(0.04)	$(0.04)	$(0.15)	$(0.16)
Weighted average common shares outstanding – basic and diluted	53,580	37,891	47,506	35,627

Analysis of Fourth Quarter Results of Operations

Revenues for the fourth quarter 2011 increased 6% from the third quarter 2011 and increased 32% compared to the fourth quarter 2010. The year-over-year increase was driven by a 26% growth in our customer base from approximately 2,800 customers at the end of the fourth quarter 2010 to approximately 3,600 at the end of the fourth quarter 2011.

RPU of new customers (excluding acquisitions) decreased 2% in the fourth quarter 2011 compared to the third quarter 2011 and decreased 7% compared to the fourth quarter 2010. ARPU of all customers in the fourth quarter 2011 remained consistent compared to the third quarter 2011 and increased 4% compared to the fourth quarter 2010.

Customer churn was 1.43% for the fourth quarter 2011 compared to 1.27% for the third quarter 2011 and 1.36% for the fourth quarter 2010. Our churn rate was stable and within our targeted range of 1.4% to 1.7% and below industry averages.

Cost of revenue increased by 16% in the fourth quarter 2011 compared to the third quarter 2011 and increased by 91% compared to the fourth quarter 2010. The Company spent $0.6 million in the fourth quarter 2011 related to the construction of its Wi-Fi network as compared to $0.4 million in the third quarter 2011 and zero in the fourth quarter 2010. The increase also related to additional network expenses associated with the acquisition of One Velocity and Color Broadband.

Depreciation expense increased 14% in the fourth quarter 2011 compared to the third quarter 2011 and increased 52% compared to the fourth quarter 2010. The base of depreciable assets was 13% higher at the end of the fourth quarter 2011 as compared to the third quarter 2011 and 57% higher compared to the fourth quarter of 2010. The increased depreciable base reflects continued growth in the core business as well as spending on the Wi-Fi network.

Amortization expense increased 21% in the fourth quarter 2011 compared to the third quarter 2011 and increased 87% compared to the fourth quarter 2010.  The quarter-over-quarter increase relates to customer based intangible assets recorded in connection with the acquisition of Color Broadband in the fourth quarter 2011. The year-over-year increase relates to customer based intangible assets recorded in connection with the acquisitions of One Velocity in the second quarter 2011 and Color Broadband in the fourth quarter 2011. The customer based intangible assets recorded in connection with the acquisition of Sparkplug Chicago were fully amortized as of June 30, 2011.

Customer support expenses increased 12% in the fourth quarter 2011 compared to the third quarter 2011 and increased 47% compared to the fourth quarter 2010. The year-over-year increase reflects staffing additions and other costs incurred to support a customer base which increased 26% over the one year period.

Sales and marketing expenses decreased 7% in the fourth quarter 2011 compared to the third quarter 2011 and increased less than 1% compared to the fourth quarter 2010. The decrease primarily related to lower payroll expenses.

General and administrative expenses increased 8% in the fourth quarter 2011 compared to the third quarter 2011 and increased 49% compared to the fourth quarter 2010. Costs associated with the Wi-Fi network totaled approximately $377,000 in the fourth quarter 2011 compared to approximately $309,000 in the third quarter 2011 and zero in the fourth quarter 2010. The year-over-year increase also relates to higher employee stock-based compensation of approximately $419,000 in the fourth quarter 2011 compared to approximately $94,000 in the fourth quarter 2010.

Capital expenditures totaled $4.1 million for the fourth quarter 2011 as compared to $4.3 million for the third quarter 2011 and $1.5 million for the fourth quarter 2010. The Company spent $1.1 million in the fourth quarter 2011 related to the construction of its Wi-Fi network, and $1.7 million in the third quarter 2011 and $0.1 million in the fourth quarter 2010.

Balance Sheet (Audited)

	December 31, 2011	December 31, 2010
Assets
Current Assets
Cash and cash equivalents	$44,672	$23,173
Other	1,216	856
Total Current Assets	45,888	24,029

Property and equipment, net	27,531	15,266

Other assets	10,218	5,295

Total Assets	83,637	44,590

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	3,564	2,506
Deferred revenues and other	2,277	1,339
Total Current Liabilities	5,841	3,845

Long-Term Liabilities	651	724
Total Liabilities	6,492	4,569

Stockholders’ Equity
Common stock	54	42
Additional paid-in-capital	119,470	75,333
Accumulated deficit	(42,379)	(35,354)
Total Stockholders’ Equity	77,145	40,021
Total Liabilities and Stockholders’ Equity	$83,637	$44,590

Statement of Cash Flows  (Audited)

	Years ended December 31,
	2011	2010
Cash Flows From Operating Activities
Net loss	$(7,025)	$(5,603)
Non-cash adjustments:
Depreciation & amortization	9,138	5,770
Stock-based compensation	1,081	772
Gain on business acquisitions	(2,232)	(356)
Other	349	149
Changes in operating assets and liabilities	255	(139)
Net Cash Provided By Operating Activities	1,566	593

Cash Flows From Investing Activities
Acquisitions of property and equipment	(14,484)	(5,660)
Acquisition of businesses	(4,400)	(2,750)
Other	(198)	(3)
Net Cash Used In Investing Activities	(19,082)	(8,413)

Cash Flows From Financing Activities
Payments on capital leases	(175)	(7)
Proceeds from stock issuances	355	1
Net proceeds from sale of common stock	38,835	16,958
Net Cash Provided By Financing Activities	39,015	16,952

Net Increase In Cash and Cash Equivalents	21,499	9,132
Cash and Cash Equivalents – Beginning	23,173	14,041
Cash and Cash Equivalents – Ending	$44,672	$23,173

Market data for the three months ended December 31, 2011

(All dollars are in thousands)

Market	Revenues	Cost of Revenues(1)	Gross Margin(1)		Operating Costs	Adjusted Market EBITDA
Boston	$1,687	$381	$1,306	77%	$226	$1,080
Los Angeles	1,387	319	1,068	77%	252	816
New York	1,617	933	684	42%	332	352
Chicago	858	254	604	70%	143	461
Miami	381	77	304	80%	96	208
San Francisco	386	95	291	75%	91	200
Las Vegas-Reno	434	181	253	58%	53	200
Providence-Newport	108	43	65	60%	19	46
Seattle	126	60	66	52%	32	34
Dallas-Fort Worth	166	89	77	46%	61	16
Philadelphia	26	16	10	38%	22	(12)
Nashville	9	31	(22)	0%	8	(30)
Total	$7,185	$2,479	$4,706	65%	$1,335	$3,371

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

Adjusted market EBITDA	$3,371
Centralized costs (1)	(1,010)
Corporate expenses	(2,455)
Depreciation and amortization	(2,651)
Stock-based compensation	(419)
Other income (expense)	1,202
Provision for income taxes	(118)
Net loss	$(2,080)

Market data for the three months ended December 31, 2010

(All dollars are in thousands)

Market	Revenues	Cost of Revenues(1)	Gross Margin(1)		Operating Costs	Adjusted Market EBITDA
New York	$1,494	$322	$1,172	78%	$274	$898
Boston	1,243	208	1,035	83%	184	851
Los Angeles	909	184	725	80%	257	468
Chicago	762	256	506	66%	174	332
San Francisco	331	68	263	79%	123	140
Miami	290	80	210	72%	104	106
Providence-Newport	120	40	80	67%	26	54
Seattle	133	55	78	59%	32	46
Dallas-Fort Worth	141	64	77	55%	51	26
Nashville	19	7	12	63%	5	7
Philadelphia	10	12	(2)	0%	39	(41)
Total	$5,452	$1,296	$4,156	76%	$1,269	$2,887

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

Adjusted market EBITDA	$2,887
Centralized costs (1)	(708)
Corporate expenses	(1,830)
Depreciation and amortization	(1,658)
Stock-based compensation	(94)
Other income (expense)	25
Net loss	$(1,378)

Market data for the year ended December 31, 2011

(All dollars are in thousands)

Market	Revenues	Cost of Revenues(1)	Gross Margin(1)		Operating Costs	Adjusted Market EBITDA
Boston	$6,741	$1,564	$5,177	77%	$948	$4,229
Los Angeles	4,472	908	3,564	80%	1,051	2,513
New York	6,100	2,445	3,655	60%	1,328	2,327
Chicago	3,462	1,042	2,420	70%	642	1,778
San Francisco	1,492	294	1,198	80%	374	824
Miami	1,389	306	1,083	78%	392	691
Las Vegas-Reno	1,032	438	594	58%	105	489
Providence-Newport	459	177	282	61%	94	188
Seattle	526	223	303	58%	122	181
Dallas-Fort Worth	656	334	322	49%	276	46
Nashville	53	52	1	2%	42	(41)
Philadelphia	113	62	51	45%	106	(55)
Total	$26,495	$7,845	$18,650	70%	$5,480	$13,170

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

Adjusted market EBITDA	$13,170
Centralized costs (1)	(3,525)
Corporate expenses	(8,590)
Depreciation and amortization	(9,138)
Stock-based compensation	(1,081)
Other income (expense)	2,257
Provision for income taxes	(118)
Net loss	$(7,025)

Market data for the year ended December 31, 2010

(All dollars are in thousands)

Market	Revenues	Cost of Revenues(1)	Gross Margin(1)		Operating Costs	Adjusted Market EBITDA
New York	$5,783	$1,161	$4,622	80%	$1,187	$3,435
Boston	4,510	729	3,781	84%	689	3,092
Los Angeles	3,178	612	2,566	81%	1,098	1,468
Chicago	2,453	799	1,654	67%	604	1,050
San Francisco	1,161	246	915	79%	362	553
Miami	987	317	670	68%	361	309
Providence/Newport	495	162	333	67%	112	221
Seattle	510	217	293	57%	127	166
Nashville	59	29	30	51%	18	12
Dallas-Fort Worth	493	315	178	36%	226	(48)
Philadelphia	17	54	(37)	0%	184	(221)
Total	$19,646	$4,641	$15,005	76%	$4,968	$10,037

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

Adjusted market EBITDA	$10,037
Centralized costs (1)	(2,917)
Corporate expenses	(6,626)
Depreciation and amortization	(5,770)
Stock-based compensation	(772)
Other income (expense)	445
Net loss	$(5,603)

(1)	Certain expenses are reported as Cost of Revenues for financial statement purposes but are included in Centralized costs in the Market Data table because they are not specific to any market. These costs totaled $110 and $59 respectively for the three months ended December 31, 2011 and 2010 and $327 and $247 for years ended December 31, 2011 and 2010.

Conference Call and Webcast

A conference call led by President and Chief Executive Officer, Jeff Thompson, and Chief Financial Officer, Joseph Hernon, will be held on March 14, 2012 at 5:00 p.m. ET to review our financial results and provide an update on current business developments.

Interested parties may participate in the conference by dialing 877-755-7423 or 678-894-3069 (for international callers). A telephonic replay of the conference may be accessed approximately two hours after the call through March 21, 2012 at 11:59 p.m. ET by dialing 855-859-2056 or 404-537-3406 (for international callers) using pass code 48026232.

The call will also be webcast and can be accessed in a listen-only mode on the Company’s website at http://ir.towerstream.com/eventdetail.cfm?eventid=108889 ..

About Towerstream Corporation

Towerstream is a leading 4G service provider in the U.S., delivering high-speed wireless Internet access to businesses. Founded in 2000, the Company has established networks in over 12 markets including New York City, Boston, Los Angeles, Chicago, Philadelphia, the San Francisco Bay area, Miami, Seattle, Dallas-Fort Worth, Nashville, Las Vegas-Reno and the greater Providence area where the Company is based. In 2011, Towerstream launched its Manhattan Wi-Fi network geared towards mobile operators, retail/daily deal providers and Wi-Fi operators. For more information, visit our website at www.towerstream.com or follow us on Twitter @Towerstream.

The Towerstream Corporation logo is available at: http://www.globenewswire.com/newsroom/prs/?pkgid=6570.

Safe Harbor

Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission, including, without limitation, risk related to our ability to deploy and expand a Wi-Fi network in the New York City and other key markets. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

INVESTOR CONTACT:

Terry McGovern

Vision Advisors

415-902-3001

mcgovern@visionadvisors.net

MEDIA CONTACT:

Todd Barrish

Indicate Media
646-396-6090

todd@indicatemedia.com

Page 11 of 11